   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                              CARNIVAL CORPORATION

             (Exact name of registrant as specified in its charter)

            REPUBLIC OF PANAMA                              59-1562976
       (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

                             3655 N.W. 87TH AVENUE
                           MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ARNALDO PEREZ, ESQ.

                                GENERAL COUNSEL

                              CARNIVAL CORPORATION

                             3655 N.W. 87TH AVENUE

                           MIAMI, FLORIDA 33178-2428

                                 (305) 599-2600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

              JAMES M. DUBIN, ESQ.                            ROBERT S. RISOLEO, ESQ.
    PAUL, WEISS, RIFKIND, WHARTON & GARRISON                    SULLIVAN & CROMWELL
          1285 AVENUE OF THE AMERICAS                             125 BROAD STREET
         NEW YORK, NEW YORK 10019-6064                        NEW YORK, NEW YORK 10004
                 (212) 373-3000                                    (212) 558-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
             TITLE OF EACH CLASS OF                AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
          SECURITIES TO BE REGISTERED              REGISTERED(1)     SECURITY(2)(3)         PRICE(2)           FEE(2)
Common Stock(4)(5)..............................
Preferred Stock(6)..............................
Debt Securities.................................
Warrants(7).....................................
  Total                                           $1,000,000,000(8)      100%(3)       $1,000,000,000(8)      $278,000

(1) In United States dollars or the equivalent thereof in a foreign or composite currency.

(2) Estimated solely for the purpose of calculating the registration fee. The aggregate public offering price of the Common Stock, Preferred Stock, Debt Securities, Warrants registered hereby will not exceed $1,000,000,000.

(3) Or, if any securities are issued (i) at an original issue discount, such greater principal amount or liquidation value as shall result in an aggregate offering price equal to $1,000,000,000 or (ii) with a principal amount or liquidation value denominated in a foreign or composite currency, such principal amount or liquidation value as shall result in an aggregate offering price equivalent to $1,000,000,000 at the time of the offering.

(4) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices, including Common Stock issuable upon conversion or redemption of Debt Securities.

(5) Includes 3,000,000 shares of Common Stock that may be offered by a selling stockholder at indeterminate intervals.

(6) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices, including Preferred Stock issuable upon conversion or redemption of Debt Securities.

(7) Warrants may be offered and sold separately or together with Common Stock, Preferred Stock and Debt Securities.

(8) Does not include an additional $400,000,000 of securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-43269), which are being carried forward pursuant to Rule 429 under the Securities Act of 1933, as amended.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement relates to $1,000,000,000 of securities registered hereby and to the remaining unsold $400,000,000 of such securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-43269).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE COMPANY IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OF SALE IS NOT PERMITTED.

                                 $1,400,000,000
                              CARNIVAL CORPORATION
          COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS

THE COMPANY

    - may sell Common Stock;

    - may sell Preferred Stock;

    - may sell Debt Securities; and

    - may sell Warrants to purchase Common Stock, Preferred Stock or Debt Securities, or any combination of them, and may sell Warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index.

    The Common Stock is listed on the New York Stock Exchange, under the symbol "CCL". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance.

THE SELLING STOCKHOLDER

    We have been informed that one or more of our principal stockholders intends to make a charitable contribution of 3,000,000 shares of Common Stock to Arison Foundation, Inc., a charitable foundation, as soon as practicable after the date of this Prospectus. After such contribution, Arison Foundation, Inc. may sell up to 3,000,000 shares of Common Stock.

    We urge you to read carefully this Prospectus and the accompanying Prospectus Supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.

    THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is             , 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") regarding the offering. This Prospectus, which is a part of the Registration Statement, does not contain all of the information included in the Registration Statement and you should refer to the Registration Statement and its exhibits to read that information. References in this Prospectus to any of our contracts or other documents are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may read and copy the Registration Statement, the related exhibits and the other materials we file with the Commission at the Commission's public reference room in Washington, D.C., and at the Commission's regional offices in Chicago, Illinois and New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission, including us. The site's address is http://www.sec.gov.

    We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any of these reports, statements or other information at the Commission's Internet site or at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. In addition, reports, proxy statements and other information concerning us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our Common Stock is listed.

                           INCORPORATION BY REFERENCE

    The Commission allows us to "incorporate by reference" in this Prospectus other information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this Prospectus.

    - Our Annual Report on Form 10-K for the fiscal year ended November 30,
      1997;

    - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 1998, May 31, 1998 and August 31, 1998; and

    - Our Current Reports on Form 8-K, filed with the Commission on January 28, 1998 and May 13, 1998.

    We have filed each of these documents with the Commission and they are available from the Commission's Internet site and public reference rooms described under "Available Information" above. You may also request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                              Carnival Corporation
                             3655 N.W. 87th Avenue
                           Miami, Florida 33178-2428
                                 (305) 599-2600

    You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information.

                                  THE COMPANY

    We are the world's largest multiple-night cruise company based on the number of passengers carried, revenues generated and available capacity. We offer a broad range of cruise products, serving the contemporary cruise market through Carnival Cruise Lines, the premium market through Holland America Line and the luxury market through Cunard Line, Seabourn Line and Windstar Cruises. In total, we own and operate 33 cruise ships, with a total capacity of 39,504 passengers based on two passengers per cabin. The thirteen Carnival Cruise Lines ships have a total capacity of 24,442 passengers, with itineraries primarily in the Caribbean, Mexican Riviera and Alaska. The eight Holland American Line ships have a total capacity of 10,302 passengers, with itineraries in Alaska, the Caribbean, Europe and through the Panama Canal, and other worldwide itineraries. The five Cunard Line ships have a total capacity of 3,380 passengers, with itineraries in Europe, the Caribbean, Asia and other world wide destinations, as well as transatlantic cruises. The three Seabourn ships have a total capacity of 624 passengers, with itineraries in the Caribbean, the Baltics, Europe, the Americas and the Far East. The four Windstar ships have a total capacity of 756 passengers, with itineraries in the Caribbean, Costa Rica, and the Mediterranean. We also own equity interests in Costa Cruises and Airtours plc, an integrated leisure travel group. The seven Costa Cruise ships have a total capacity of 7,644 passengers, with itineraries in Europe, the Caribbean and South America. Airtours owns tour operators, charter airlines, travel agencies, three cruise ships and holiday hotels.

    We have signed an agreement with a Finnish shipyard under which the shipyard will construct one cruise ship for Carnival Cruise Lines with a capacity of 2,100 passengers, which is expected to enter service in April 2001. We also have an option to have the Finnish shipyard build two additional 2,100-passenger vessels for Carnival Cruise Lines, which, if exercised, would be expected to enter service in 2002. We also have agreements with an Italian shipyard for the construction of four cruise ships for Carnival Cruise Lines, each with a capacity of 2,758 passengers, which are expected to enter service in July 1999, August 2000, December 2002 and August 2003, respectively. In addition, the Italian shipyard has agreed to construct three cruise ships for Holland America Line, two with a capacity of 1,440 passengers and one with a capacity of 1,380, which are expected to enter service in August 1999, March 2000 and November 2000, respectively.

    We also operate a tour business which markets sightseeing tours both separately and as a part of Holland America Line cruise/tour packages. Through Holland America-Line Westours Inc., we operate 14 hotels in Alaska and the Canadian Yukon, two luxury day-boats offering tours to the glaciers of Alaska and the Yukon River, over 280 motor coaches used for sightseeing and charters in the states of Washington and Alaska and in the Canadian Rockies, and 13 private domed rail cars which we run on the Alaskan Railroad between Anchorage and Fairbanks.
                            ------------------------

    We were incorporated under the laws of the Republic of Panama in November 1974. Our executive offices are located at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, telephone number (305) 599-2600. Our registered office in Panama is located at 10 Elvira Mendez Street, Interseco Building, Panama, Republic of Panama.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE PURCHASING THE SECURITIES.

INCOME TAXES

    Under Section 883 of the Internal Revenue Code of 1986, as amended (the "Code"), non-U.S. corporations are exempt from U.S. corporate income tax on U.S. source income from international passenger cruise operations if (i) their countries of incorporation exempt shipping operations of U.S. persons from income tax (the "Incorporation Test") and (ii) they meet one of three tests with respect to their stockholders: a "CFC Test" (which is satisfied if the company is a controlled foreign corporation), an "Ultimate Owner Test" (which is satisfied if a majority of the Company's stock is ultimately owned by residents of certain foreign countries) or a "Publicly Traded Test." Our cruise ship operations meet the Incorporation Test because our subsidiaries are incorporated in countries which provide the required exemption to U.S. persons involved in shipping operations. They do not currently meet either the CFC Test or the Ultimate Owner Test; however, we believe that they meet the Publicly Traded Test and therefore qualify for the benefits of Section 883.

    A corporation meets the Publicly Traded Test if the stock of the corporation (or its direct or indirect corporate parent) is "primarily and regularly traded on an established securities market" in the United States. Although no Treasury regulations have been promulgated that explain when stock is primarily and regularly traded for purposes of this exemption, Treasury regulations have been promulgated interpreting a similar phrase under another section, Section 884. Under the Section 884 regulations, stock is considered primarily and regularly traded if (i) 80% (by vote and value) of the stock of the corporation is listed on an established securities market in the United States where more shares are traded than in any other country, (ii) trades of such stock are effected on such market, other than in de minimis quantities, on at least 60 days during the taxable year, (iii) the aggregate number of shares so traded is equal to 10% or more of the average number of shares outstanding during the taxable year, and
(iv) the company is not "closely held." We believe that we meet these requirements. We have only one class of stock outstanding, the common stock (the "Common Stock"), which is listed on the New York Stock Exchange (the "NYSE"), where more shares trade than in any other country. Trades of such Common Stock have been effected in more than de minimis quantities on every business day since our initial public offering, and the annual volume of such trades has significantly exceeded 10% of the average number of shares outstanding. Moreover, we believe that any stock traded on the NYSE is considered as traded on a qualifying exchange and, to our knowledge, we are not closely held because no person other than members of the Arison family and certain related entities owns more than 5% of our stock and such persons hold less than 50% of the outstanding shares.

    Accordingly, we believe that virtually all of our income (with the exception of its United States source income from the operations of the transportation, hotel and tour business of Holland America Line) is exempt from United States federal income taxes. If we were found not to meet the Publicly Traded Test (and also did not meet the CFC Test or the Ultimate Owner Test) or if Section 883 were to be changed in a manner adverse to the Company, much of our income would become subject to taxation by the United States at higher than normal corporate tax rates.

CONTROL BY PRINCIPAL SHAREHOLDERS

    Ted Arison (the Company's founder), the Micky Arison 1994 "B" Trust (the "B Trust"), certain members of the Arison family and trusts for the benefit of Ted Arison's children (collectively, the "Principal Stockholders"), beneficially own on the date hereof, in the aggregate, approximately 46.7% of our outstanding Common Stock (without giving effect to any sale of Common Stock under this Prospectus). As a result, the Principal Stockholders have the power to substantially influence the election of directors and our affairs and policies. Micky Arison, our Chairman and Chief Executive Officer, has the sole right to vote and direct the sale of the Common Stock held by the B Trust, subject, during Ted Arison's lifetime, to the consent of the trustee of the B Trust.

SOURCE OF INTEREST ON THE DEBT SECURITIES

    Under the "branch tax" rules of the Code, it is possible that, notwithstanding that we are a Panamanian corporation, some or all interest payable on the Securities may be treated as United States source income for United States federal income tax purposes.

                                USE OF PROCEEDS

    Except as otherwise provided in the applicable prospectus supplement (each a "Prospectus Supplement"), the net proceeds to us from the sale of any securities offered hereby (the "Securities") will be added to our working capital and will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand our business. The net proceeds will be invested in marketable securities, including, without limitation, certificates of deposit and commercial paper. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our ratio of earnings to fixed charges for the nine months ended August 31, 1998 and 1997 and for the five years ended November 30, 1997:

    NINE MONTHS
  ENDED AUGUST 31,                  YEARS ENDED NOVEMBER 30,
--------------------  -----------------------------------------------------
  1998       1997       1997       1996       1995       1994       1993
---------  ---------  ---------  ---------  ---------  ---------  ---------
9.9x            9.9x       9.0x       6.4x       6.2x       5.8x       5.7x

    The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations available for fixed charges (income from continuing operations before income taxes adjusted for undistributed earnings of affiliates' minority interest, interest expense and one-third of rent expense) by fixed charges. Fixed charges include interest costs (interest expense plus capitalized interest and one-third of rent expense). We have assumed that one-third of rent expense is representative of the interest factor. For all periods presented as preferred dividends were paid.

                         DESCRIPTION OF DEBT SECURITIES

    We may issue from time to time debt securities in one or more series that will consist of either senior debt ("Senior Debt Securities") or subordinated debt ("Subordinated Debt Securities"). The Senior Debt Securities are to be issued under an indenture dated as of March 1, 1993 (the "Senior Indenture"), between us and First Trust National Association (the "Senior Trustee"), as Trustee. The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture"), between us and a trustee to be named in the applicable Prospectus Supplement (the "Subordinated Trustee"). The term "Indenture" refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as appropriate and the term "Debt Securities" refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.

    The following statements with respect to the Debt Securities do not purport to be complete and are subject to the detailed provisions of the Indenture, the form of which is filed as an exhibit to the Registration Statement.

    The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in the Prospectus Supplement that will be filed with the Commission. To review the terms of a particular series of Debt Securities, you must refer to both the Prospectus Supplement for the particular series and to the description of Debt Securities contained in this Prospectus.

GENERAL

    The Senior Debt Securities and Subordinated Debt Securities to be offered by this Prospectus will be limited to $1,400,000,000 aggregate principal amount or
(i) its foreign exchange rate equivalent if the Debt Securities are offered in currencies other than U.S. dollars, or (ii) a greater amount, if the Debt Securities are issued at an original issue discount, such that we will receive $1,400,000,000 in proceeds. The Indenture allows us to issue additional Debt Securities up to the an amount authorized by our Board of Directors or a duly authorized committee of the Board of Directors. The Indenture also allows there to be more than one Trustee for one or more different series of Debt Securities. See "--Trustee".

    The applicable Prospectus Supplement for a series of Debt Securities to be issued will describe, among other things, the following terms of the offered Debt Securities:

    - the title;

    - the aggregate principal amount;

    - the percentage of their principal amount at which they will be offered;

    - the date or dates on which principal is payable;

    - the interest rate or rates and/or the method of determining the interest rates;

    - the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

    - the terms for redemption, extension or early repayment;

    - the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

    - the currency or currencies of payment of principal or interest;

    - the provisions for a sinking fund, if any;

    - if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

    - any other restrictive covenants included for the benefit of the holders of the Debt Securities;

    - the events of default;

    - whether they are issuable as a Global Security or securities;

    - the applicable tax consequences related to the Debt Securities;

    - the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for Common Stock or other securities;

    - the applicability of the provisions described in "--Defeasance" below;

    - any subordination provisions applicable to the Debt Securities in addition to or different than those described under "--Subordination" below; and

    - any other term or provision which is not inconsistent with the Indenture.

    One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to such an offering will be described in the applicable Prospectus Supplement.

    Except as otherwise stated in the applicable Prospectus Supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by check mailed to the person entitled to it.

    The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of such series.

    The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any specific series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable Prospectus Supplement.

    Neither Panamanian law nor our Articles of Incorporation or By-laws limit the right of non-resident or foreign owners to hold Debt Securities. While no tax treaty currently exists between the Republic of Panama and the United States, we believe that under current law interest payments to holders of its Debt Securities are not subject to taxation under the laws of the Republic of Panama.

BOOK-ENTRY SYSTEM

    The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a depository or with a nominee for the Depository identified in the applicable Prospectus Supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Global Security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.

    The specific depository arrangement with respect to any series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

PAYMENT OF ADDITIONAL AMOUNTS

    We will agree that any amounts to be paid by us with respect to the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Republic of Panama (or by or for the account of the jurisdiction of incorporation (other than the United States) of a successor corporation to us, to the extent that such taxes first become applicable as a result of the successor corporation becoming the obligor on the Debt Securities) or any political subdivision or taxing authority of the Republic of Panama ("Panamanian Taxes"). In addition, if deduction or withholding of any Panamanian Taxes shall at any time be required by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor corporation to the Company) or any of its subdivisions or authorities, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay such additional amounts ("Additional Amounts") as may be necessary in order to make the net amounts paid to the holders of the Debt Securities or the Trustee under the Indenture, as the case may be, after such deduction or withholding, equal to the amounts of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any, to which such holders or the Trustee are entitled. We are not required to pay Additional Amounts in respect of the following Taxes ("Excluded Taxes"):

    - any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected if the holder or beneficial owner of the relevant Debt Security were not or had not been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to us) or such political subdivision or otherwise having or having had some connection with the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to us) or such political subdivision other than the holding or ownership of a Debt Security, or the collection of principal of and interest, if any, on, or the enforcement of, a Debt Security;

    - any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later; or

    - any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to us) or any of its political subdivisions of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to us) or such political subdivision as a condition to relief or exemption from Panamanian Taxes.

    We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:

    - any Panamanian Taxes levied or imposed and paid by such holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to the Debt Securities;

    - any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

    - any Panamanian Taxes with respect to payment of Additional Amounts or any reimbursement pursuant to this list.

    We or any successor to us, as the case may be, will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Panamanian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us or any successor to us, as the case may be, which the Trustee will forward to the holders of the Debt Securities.

    At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officers' certificate stating the fact that Additional Amounts will be payable, stating the amounts that will be payable and setting forth any other information necessary to enable the Trustee to pay such Additional Amounts to holders of the Debt Securities on the payment date.

REDEMPTION OR ASSUMPTION OF DEBT SECURITIES UNDER CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the Prospectus Supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of such laws, including any applicable double taxation treaty or convention, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series (or, in certain circumstances, such later date on which a corporation becomes a successor corporation to us), we determine based upon an opinion of independent counsel of recognized standing that (i) we would be required to pay Additional Amounts in respect of principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, on the next succeeding date for the payment thereof, or (ii) any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days' irrevocable notice redeem the series of Debt Securities in whole, but not in part, at any time (except in the case of Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (except in the case of outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities). However, no notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be, and, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, remains in effect.

MERGER AND CONSOLIDATION

    We cannot consolidate with or merge into any other Person (as defined in the Indenture) or transfer or lease all or substantially all of our assets to any Person unless, after giving effect to the transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing, and the Person formed by the consolidation or into which we merged, or the Person which acquires or leases all or substantially all of our assets, assumes all our obligations under the Debt Securities and the Indenture.

    Unless otherwise noted in an applicable Prospectus Supplement, the following are "Events of Default" in respect of a particular series of Debt Securities:

    - failure to pay interest (including Additional Amounts) for 30 days after it is due;

    - failure to pay the principal or premium, if any, when due;

    - failure to make a sinking fund payment for five days after it becomes due;

    - failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

    - failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $20 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

    - certain events of bankruptcy, insolvency or reorganization; and

    - any other Event of Default, as indicated in the applicable Prospectus Supplement.

    If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of such series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Debt Securities outstanding of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

    The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term "default" includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the series.

    Pursuant to the terms of the Indenture, we are required to furnish to the Trustee annually a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities, in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.

    The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities of a particular series then outstanding will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which was not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs, but otherwise need only perform such duties as are specifically set forth in the Indenture. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.

    No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee, and the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

MODIFICATION OF THE INDENTURE

    With certain exceptions, we may modify the Indenture, our rights and obligations and the rights of the holders of a particular series with the consent of the holders of at least 66 2/3% in aggregate principal amount of the Debt Securities of such series then outstanding. However, without the consent of the holder of each Debt Security of a series, no modification may be made which would:

    - change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

    - change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

    - reduce the principal amount of a Debt Security in the series;

    - reduce the interest rate on any Debt Security in the series; or

    - reduce the amount of principal of an Original Issue Discount Security that is payable upon the acceleration of the maturity of the Security.

    In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture.

DEFEASANCE

    An applicable Supplemental Indenture may allow the Company to elect either
(i) to defease and be discharged from any and all obligations with respect to the Debt Securities of any series pursuant to the Supplemental Indenture, except for the obligation to pay Additional Amounts, and the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust or (ii) to be released from its obligations with respect to the Debt Securities under certain sections of the Indenture or Supplemental Indenture or certain Events of Default, and any failure to comply with those obligations will not constitute an Event of Default with respect to the Debt Securities. In order to exercise either defeasance option, we must irrevocably deposit with the applicable Trustee, in trust, money or direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged or obligations of an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts for U.S. Government Obligations that through the payment of interest on them and principal in accordance with their terms will provide money in an amount sufficient to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates the payments are due in accordance with the terms of the Debt Securities. Defeasance may be effected only if, among other things.

    - no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of the deposit,

    - in the event of defeasance under clause (i) above, we have delivered an opinion of counsel, stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the applicable Supplemental Indenture there has been a change in applicable federal law, in either case to the effect that, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred, and

    - in the event of defeasance under clause (ii) above, we have delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

    If we fail to comply with our remaining obligations under the applicable Indenture or supplemental indenture after a defeasance of the Indenture and supplemental indenture with respect to Debt Securities as described under clause
(ii) above and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee could be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from the Event of Default. However, we will remain liable in respect of the payments.

SUBORDINATION

    If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities will be subordinated, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, to the prior payment in full of all senior indebtedness, including Senior Debt Securities. However, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Debt Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, such payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.

    Due to such subordination, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance provisions of the Subordinated Indenture.

    If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

CONVERSION RIGHTS

    The terms and conditions, if any, on which Debt Securities being offered are convertible into Common Stock or other of our Securities will be set forth in an applicable Prospectus Supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

TRUSTEE

    The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee shall be a trustee of a trust or trusts under the Indenture separate and apart from the trust or trusts administered by any other Trustee, and any action to be taken by the "Trustee" may then be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is acting as Trustee.

                            DESCRIPTION OF WARRANTS

    We may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the United States ("Government Debt Securities"), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index. Warrants may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth herein and in any applicable Prospectus Supplement. The Warrants will be issued under warrant agreements (each a "Warrant Agreement") to be entered into with a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants being offered. The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement do not purport to be complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement.

    The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a Prospectus Supplement that will be filed with the Commission. To review the terms of any particular Warrants, you must refer to both the Prospectus Supplement relating to such Warrants and to the description of the Warrants set forth in this Prospectus.

GENERAL

    A Prospectus Supplement will describe the following terms of the Warrants (to the extent such terms are applicable to such Warrants):

    - their title;

    - their aggregate number;

    - whether the Warrants are for the purchase or sale of Common Stock, Preferred Stock, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or such other index or reference as therein described;

    - their price or prices;

    - the currency or currencies, including composite currencies or currency units, in which the price of such Warrants may be payable;

    - the date, if any, on and after which such Warrants and the related Common Stock, Preferred Stock, or Debt Securities will be separately transferable;

    - the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire;

    - the maximum or minimum number of such Warrants which may be exercised at any time;

    - a discussion of material federal income tax considerations, if any;

    - the terms, procedures and limitations relating to the exercise of such Warrants; and

    - any other terms of the Warrants, including any terms which may be required or advisable under United States laws or regulations.

    If the Warrants are to purchase Common Stock or Preferred Stock, the Prospectus Supplement will also describe the purchase price for the underlying Common Stock or Preferred Stock.

    If the Warrants are to purchase Debt Securities, the Prospectus Supplement will also describe:

    - the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

    - the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

    - the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

    - the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which such principal amount of Debt Securities may be purchased upon such exercise.

    If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, such Warrants will be listed on a national securities exchange and the Prospectus Supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether such Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether such Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.

    If the Warrants are to purchase or sell a stock index or a stock basket, such Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in such stock index or stock basket and will be listed on a national securities exchange, and the Prospectus Supplement will describe the terms of the Warrants, whether such warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which such stock index or stock basket relates, whether such warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.

    If the Warrants are to purchase or sell a commodity or commodity index, such Warrants will provide for cash settlement or delivery of the particular commodity or commodities and such Warrants will be listed on a national securities exchange, and the Prospectus Supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether such Warrants are to purchase or sell the commodity or commodity index, whether such Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which such commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.

    Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single Global Warrant Certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a Global Warrant Certificate, as set forth in the applicable Prospectus Supplement.

    Prior to the exercise of their Warrants, holders of Warrants to purchase Common Stock, Preferred Stock or Debt Securities will not have any of the rights of holders of such Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase such amount of Common Stock, Preferred Stock or Debt Securities or purchase or sell such amount of Government Debt Securities or of such currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities at such exercise price, or receive such settlement value in respect of such amount of Government Debt Securities or of such currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable Prospectus Supplement or as otherwise set forth in such Prospectus Supplement. Warrants may be exercised on the date set forth in the applicable Prospectus Supplement or as may be otherwise set forth in such Prospectus Supplement. After such time on that date (or such later date to which we may extend), unexercised Warrants will become void.

    Subject to any restrictions and additional requirements that may be set forth in the applicable Prospectus Supplement, Warrants may be exercised by delivery to the Warrant Agent of the Warrant certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Common Stock, Preferred Stock or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index as the case may be, purchased or sold upon such exercise. Warrants will be deemed to have been exercised upon receipt of such Warrant certificate and any such payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and we will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities or pay the settlement value in respect of such Warrants. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    Our authorized capital stock consists of 960,000,000 shares of Common Stock and 40,000,000 shares of Preferred Stock. As of the date hereof, there are 195,465,419 shares of Common Stock and no shares of Preferred Stock outstanding.

COMMON STOCK

    VOTING. Holders of Common Stock vote as a single class on all matters submitted to a vote of the shareholders, with each share of Common Stock entitled to one vote. In the annual election of directors, the holders of Common Stock are not entitled to vote cumulatively.

    DIVIDENDS. The holders of the Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors in its discretion out of funds legally available therefor.Panamanian law permits the payment of dividends to the extent of retained earnings.

    OTHER PROVISIONS. Upon liquidation or dissolution, the holders of shares of Common Stock are entitled to receive on a pro rata basis all assets of our remaining for distribution to common stockholders. The Common Stock has no preemptive or other subscription rights and there are no other conversion rights or redemption or sinking fund provisions with respect to such shares. All shares of Common Stock that are currently outstanding are fully paid and non-assessable.

    Neither Panamanian law nor our Articles of Incorporation or By-laws impose limitations on the right of non-resident or foreign owners to hold or vote shares of the Common Stock. While no tax treaty currently exists between the Republic of Panama and the United States, under current law the Company believes that distributions to our shareholders are not subject to taxation under the laws of the Republic of Panama.

    Under Panamanian law, our directors may vote by proxy.

PREFERRED STOCK

    The Board of Directors is authorized to issue, without further authorization from the stockholders, up to 40,000,000 shares of Preferred Stock in one or more series. The Board of Directors may determine, at the time of creating each series, the distinctive designation of, and the number of shares in, the series, its dividend rate, the number of votes, if any, for each share of such series, the price and terms on which such shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and such other rights, preferences and priorities of such shares as the Board of Directors may be permitted to fix under the laws of Panama as in effect at the time such series is created. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control. The Preferred Stock offered by this Prospectus will be limited so that we may receive not more than $1,000,000,000 in proceeds.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our Common Stock is First Union National Bank.

                              SELLING STOCKHOLDERS

    The selling stockholders of the Common Stock offered hereby are Arison Foundation, Inc. (the "Foundation") and one or more of the Principal Stockholders to be named in a Prospectus Supplement. We have been informed that one or more members of the Arison family or other Principal Stockholders intend to make a charitable contribution of 3,000,000 shares of Common Stock to the Foundation as soon as practicable after the date hereof this Prospectus. The Registration Statement also registers the transfer of such shares to the Foundation. The Foundation may sell such shares hereunder from time to time. The following table sets forth certain information regarding the beneficial ownership of the Common Stock by the Foundation as of the date hereof and the maximum number of shares which may be offered by this Prospectus.

                                                                                  MAXIMUM
                                                                     SHARES      NUMBER OF
                                                                   BENEFICIALLY SHARES TO BE
NAME                                                                  OWNED       OFFERED
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
Arison Foundation, Inc...........................................   3,000,000(1)   3,000,000(1)

    The Foundation is a charitable foundation. Shari Arison, the daughter of Ted Arison, is one of our directors and the President of the Foundation. The Foundation is directed by six trustees, a majority of whom are affiliated with the Principal Stockholders. Each of the Principal Stockholders disclaims ownership of the shares of Common Stock owned by the Foundation. We have agreed to bear all expenses relating to this offering, except for fees and disbursements of counsel for the Foundation, selling costs, underwriting discounts and applicable filing fees.

                              PLAN OF DISTRIBUTION

    We may sell the Common Stock, Preferred Stock, Debt Securities and Warrants to or through underwriters, and also may sell such Securities directly to one or more other purchasers or through agents.

    The selling stockholders of 3,000,000 shares of Common Stock are the Foundation and one or more of the Principal Stockholders to be named in a Prospectus Supplement. We have been informed that one or more of the Principal Stockholders intends to make a charitable contribution of the 3,000,000 shares to the Foundation as soon as practicable after the date of this Prospectus. The Registration Statement also registers the transfer of such shares to the Foundation. The Foundation may sell the Common Stock to or through underwriters, and also may sell directly to one or more other purchasers or through agents.

    A Prospectus Supplement will set forth the terms of the offering of a particular series or issuance of Securities, including:

    - the name or names of any underwriters or agents with whom the Company or the Foundation has entered into arrangements with respect to the sale of such Securities;

    - the initial public offering or purchase price of such Securities;

    - any underwriting discounts, commissions and other items constituting underwriters' compensation from us or the Foundation and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

    - any commissions or other compensation paid to any agents;

    - the net proceeds to the Company or the Foundation, and;

    - the securities exchanges, if any, on which such Securities will be listed.

    Unless otherwise set forth in the Prospectus Supplement relating to a particular series or issuance of Securities, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Securities will be obligated to purchase all of the Securities allocated to it if any such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Securities may be offered and sold by us or the Foundation directly or through agents designated by us or the Foundation from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent or agents will be acting on a best efforts basis for the period of its or their appointment. Any agent participating in the distribution of the Securities may be deemed to be an "underwriter", as that term is defined in the Act, of the Securities so offered and sold. The Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to a particular series or issuance of Securities who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

    Sales of Common Stock also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange on which the Common Stock is listed, in the over-the-counter market, in negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.

    If so indicated in the Prospectus Supplement relating to a particular series or issuance of Securities, we or the Foundation will authorize underwriters or agents to solicit offers by certain institutions to purchase Securities from us or the Foundation pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Underwriters and agents may be entitled, under agreements entered into with the Company or the Foundation, to indemnification by us or the Foundation against certain civil liabilities, including liabilities under the Act.

                             VALIDITY OF SECURITIES

    The validity of the Debt Securities and Warrants will be passed upon for us with respect to New York law by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York and for any underwriters or agents with respect to New York law by Sullivan & Cromwell, New York, New York. The validity of the Securities with respect to Panamanian law will be passed upon by Tapia Linares y Alfaro, Panama City, Republic of Panama. James M. Dubin, a partner of Paul, Weiss, Rifkind, Wharton & Garrison, is the sole stockholder of the trustee of the B Trust and one of our directors. Paul, Weiss, Rifkind, Wharton & Garrison also serves as counsel to Micky Arison. See "Risk Factors--Control by Principal Shareholders".

                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements under the heading "The Company" and elsewhere in this Prospectus or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Act and
Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and pricing and passenger yields on our cruise products; consumer demand for cruises; pricing policies followed by our competitors; increases in cruise industry capacity; changes in tax laws and regulations (see "Risk Factors--Income Taxes"); our ability to implement our shipbuilding program and to expand our business outside the North American market where we have less experience; delivery of our new vessels on schedule and at the contracted price; weather patterns; computer program year 2000 compliance; unscheduled ship repairs and drydocking; incidents involving cruise vessels at sea; and changes in laws and government regulations applicable to us (including the implementation of the "Safety of Life at Sea Convention" and changes in Federal Maritime Commission surety and guaranty arrangements).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS
PROSPECTUS IS CURRENT AS OF           , 1998.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----

                         PROSPECTUS

Where You Can Find More Information............           2
Incorporation by Reference.....................           2
The Company....................................           3
Risk Factors...................................           4
Use of Proceeds................................           6
Ratio of Earnings to Fixed Charges.............           6
Description of Debt Securities.................           6
Description of Warrants........................          14
Description of Capital Stock...................          16
Selling Stockholders...........................          17
Plan of Distribution...........................          18
Validity of Securities.........................          19
Experts........................................          19
Special Note Regarding Forward-Looking
  Statements...................................          19

                                     [LOGO]

                                 $1,400,000,000
                                    Carnival
                                  Corporation
                                 Common Stock,
                                Preferred Stock,
                                Debt Securities
                                  and Warrants

                             ---------------------
                                   PROSPECTUS
                            ------------------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable in connection with the issuance and distribution of the Securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable Prospectus Supplement). All the amounts shown are estimates, except the Securities and Exchange Commission registration fee. All of such expenses are being borne by the Company.

Securities and Exchange Commission Registration Fee...............  $ 278,000
Accounting Fees and Expenses......................................          *
Legal Fees and Expenses...........................................          *
Printing and Engraving Expenses...................................          *
Miscellaneous Fees and Expenses...................................          *
                                                                    ---------
    Total.........................................................  $       *

------------------------

*   To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Article of Incorporation and By-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company has entered into indemnity agreements with Shari Arison, Maks L. Birnbach, Richard G. Capen, Jr., David Crossland, James M. Dubin, Modesto Maidique, William S. Ruben, Stuart Subotnick, Sherwood M. Weiser and Uzi Zucker providing essentially the same indemnities as are described in the Company's Articles of Incorporation.

    Under a registration rights agreement among the Company and certain irrevocable trusts (the "Trusts"), the Trusts have agreed to indemnify the Company, its directors and officers and each person who controls the Company within the meaning of the Exchange Act, against certain liabilities. In addition, under a registration rights agreement between the Company and Ted Arison, Ted Arison has agreed to indemnify the Company, its directors and officers and each person who controls the Company within the meaning of the Act against certain liabilities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

1                 --  Form of Underwriting Agreement (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-3 (File No. 333-43269) filed with the
                      Securities and Exchange Commission)
3                 --  Second Amended and Restated Articles of Incorporation of the Company
4.1               --  Senior Indenture, dated March 1, 1993, between the Company and the Senior
                      Trustee relating to the Senior Securities (Incorporated by reference to the
                      Registrant's Registration Statement on Form S-3 (File No. 33-53136) filed with the Securities and Exchange Commission)
4.2               --  Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Securities (Incorporated by reference to the
                      Registrant's Registration Statement on Form S-3 (File No. 333-43269) filed with the Securities and Exchange Commission)
4.3*              --  Supplemental Indenture or Officers' Certificate
4.4*              --  Form of Securities with respect to each particular series of registered hereunder
5.1*              --  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
5.2*              --  Opinion of Tapia Linares y Alfaro
12                --  Ratio of Earnings to Fixed Charges
23.1              --  Consent of PricewaterhouseCoopers LLP
23.2*             --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)
23.3*             --  Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)
24                --  Power of Attorney (See signature page)
25.1              --  Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture (Incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No.
                      33-50947) filed with the Securities and Exchange Commission)
25.2*             --  Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture

------------------------

* To be filed by amendment or incorporated by reference in connection with the offering of Securities.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be filed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 15th day of December, 1998.

                                CARNIVAL CORPORATION

                                By:             /s/ HOWARD S. FRANK
                                     -----------------------------------------
                                                  Howard S. Frank
                                         (VICE CHAIRMAN AND CHIEF OPERATING
                                                      OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micky Arison and Howard S. Frank, such person's true and lawful attorney-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      TITLE                    DATE
-----------------------------  --------------------------  -------------------


      /s/ MICKY ARISON         Chairman of the Board,       December 15, 1998
-----------------------------    Chief Executive Officer,
        Micky Arison             Director and Authorized
                                 Representative

     /s/ HOWARD S. FRANK       Vice-Chairman, Chief         December 15, 1998
-----------------------------    Operating Officer and
       Howard S. Frank           Director

    /s/ GERALD R. CAHILL       Chief Financial and          December 15, 1998
-----------------------------    Accounting Officer
      Gerald R. Cahill

                               Director
-----------------------------
        Shari Arison

    /s/ MAKS L. BIRNBACH       Director                     December 15, 1998
-----------------------------
      Maks L. Birnbach

          SIGNATURE                      TITLE                    DATE
-----------------------------  --------------------------  -------------------

  /s/ RICHARD G. CAPEN, JR.    Director                     December 15, 1998
-----------------------------
    Richard G. Capen, Jr.

                               Director
-----------------------------
       David Crossland

   /s/ ROBERT H. DICKINSON     Director                     December 15, 1998
-----------------------------
     Robert H. Dickinson

     /s/ JAMES M. DUBIN        Director                     December 15, 1998
-----------------------------
       James M. Dubin

    /s/ A. KIRK LANTERMAN      Director                     December 15, 1998
-----------------------------
      A. Kirk Lanterman

   /s/ MODESTO A. MAIDIQUE     Director                     December 15, 1998
-----------------------------
     Modesto A. Maidique

    /s/ WILLIAM S. RUBEN       Director                     December 15, 1998
-----------------------------
      William S. Ruben

    /s/ STUART SUBOTNICK       Director                     December 15, 1998
-----------------------------
      Stuart Subotnick

   /s/ SHERWOOD M. WEISER      Director                     December 15, 1998
-----------------------------
     Sherwood M. Weiser

                               Director
-----------------------------
       Meshulam Zonis

       /s/ UZI ZUCKER          Director                     December 15, 1998
-----------------------------
         Uzi Zucker

                                 EXHIBIT INDEX

1                 --  Form of Underwriting Agreement (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-3 (File No. 333-43269) filed with the
                      Securities and Exchange Commission)
3                 --  Second Amended and Restated Articles of Incorporation of the Company
4.1               --  Senior Indenture, dated March 1, 1993, between the Company and the Senior
                      Trustee relating to the Senior Securities (Incorporated by reference to the
                      Registrant's Registration Statement on Form S-3 (File No. 33-53136) filed with the Securities and Exchange Commission)
4.2               --  Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Securities (Incorporated by reference to the
                      Registrant's Registration Statement on Form S-3 (File No. 333-43269) filed with the Securities and Exchange Commission)
4.3*              --  Supplemental Indenture or Officers' Certificate
4.4*              --  Form of Securities with respect to each particular series of registered hereunder
5.1*              --  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
5.2*              --  Opinion of Tapia Linares y Alfaro
12                --  Ratio of Earnings to Fixed Charges
23.1              --  Consent of PricewaterhouseCoopers LLP
23.2*             --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)
23.3*             --  Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)
24                --  Power of Attorney (See Signature page)
25.1              --  Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture (Incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No.
                      33-50947) filed with the Securities and Exchange Commission)
25.2*             --  Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture

------------------------

* To be filed by amendment or incorporated by reference in connection with the offering of Securities.